Exhibit 99.23.j

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated November 14, 2003, for Ancora Income Fund, Ancora Equity Fund, Ancora Special Opportunity Fund, and Ancora Bancshares (the “Funds”) and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 3 to Ancora Trust’s Registration Statement on Form N-1A (file No. 333-108196 and 811-21418), including the heading “Accountants” in the Statement of Additional Information.

/s/McCurdy & Associates CPA’s, Inc.

McCurdy & Associates CPA’s, Inc.

Westlake, Ohio

November 14, 2003